AMENDMENT NO. 15 TO AMENDED AND RESTATED
                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
          PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I

          This Amendment dated August 12, 1998 to the Amended and Restated Agreement of Limited Partnership of Prudential-Bache/A.G. Spanos Realty Partners L.P., I, dated as of June 3, 1988, as amended and restated as of October 13, 1988, and amended as of November 21 and December 30, 1988 and January 31, February 28, March 31, April 28, May 31, June 30, August 31, September 29, October 31, December 1 and December 22, 1989 (the "Partnership Agreement").

          Pursuant to written consents received from Unitholders holding a majority of the outstanding Units of the Partnership, Paragraph 15.4.20 of the Partnership Agreement is hereby amended to read in full as follows:

     15.4.20 except as provided in Paragraph 15.4.4, purchase or lease real property from the Partnership or except with respect to the Properties and as set forth in Paragraphs 15.4.4 and 15.4.25, sell or lease real property to the Partnership; provided, however, that an Affiliate of the Spanos General Partner may bid for, and if such bid is successful purchase, any or all of the Properties in a public auction held pursuant to the order of a court with jurisdiction over the Partnership, the General Partners, the Subordinated Limited Partners, the Limited Partners and the Unitholders.

          Except as otherwise provided above, the Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date hereof.

                         GENERAL PARTNERS:

                         BACHE GENERAL PARTNER:
                              PRUDENTIAL-BACHE PROPERTIES, INC.:

                         By:  /s/Brian J. Martin, President
                             ------------------------------


                         SPANOS GENERAL PARTNER:
                              A.G. SPANOS REALTY PARTNERS, L.P.

                         By:  AGS FINANCIAL CORPORATION,
                              General Partner

                               By:  /s/Arthur J. Cole, President
                                    -----------------------------
                         By:  A.G. SPANOS REALTY CAPITAL, INC.,
                              General Partner

                               By:  /s/Arthur J. Cole, Vice President
                                    ----------------------------------

                         ASSIGNOR LIMITED PARTNER:
                              AGS DEPOSITORY CORP.

                         By:  /s/Arthur J. Cole, Assistant Secretary
                              --------------------------------------


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